

<ARTICLE>                                 5
<LEGEND>
                                        This schedule contains summary
                                        finacial information extracted
                                        from the consolidated
                                        financial statements of
                                        AmeriKing, Inc. (formerly NRE
                                        Holdings, Inc.) for the period
                                        ended April 1, 1996 and is
                                        qualified in its entirety by
                                        reference to such financial
                                        statements.
</LEGEND>
<MULTIPLIER>                              1,000

<PERIOD-TYPE>                             3-MOS
<FISCAL-YEAR-END>                         DEC-31-1995
<PERIOD-START>                            JAN-01-1996
<PERIOD-END>                              APR-01-1996
<CASH>                                     4,580
<SECURITIES>                                   0
<RECEIVABLES>                                771 <F1>
<ALLOWANCES>                                   0
<INVENTORY>                                1,236
<CURRENT-ASSETS>                           8,254 <F2>
<PP&E>                                    35,172
<DEPRECIATION>                             4,927
<TOTAL-ASSETS>                           150,758 <F3>
<CURRENT-LIABILITIES>                     25,654 <F4>
<BONDS>                                  115,961 <F5>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0 <F6>
<COMMON>                                       0 <F7>
<OTHER-SE>                                 8,354 <F8>
<TOTAL-LIABILITY-AND-EQUITY>             150,758
<SALES>                                   43,103
<TOTAL-REVENUES>                          43,103 <F9>
<CGS>                                     14,033
<TOTAL-COSTS>                             38,862
<OTHER-EXPENSES>                               3
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                        (2,969)<F10>
<INCOME-PRETAX>                             (660)
<INCOME-TAX>                                (271)
<INCOME-CONTINUING>                            0
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                (389)
<EPS-PRIMARY>                               (389) <F11>
<EPS-DILUTED>                               (346) <F12>


<F1> Figure for receivables is net of allowances for doubtful accounts.

<F2> Includes prepaid expenses of $1,667.

<F3> Includes goodwill of $97,326 (net of amortization) and deferred financing costs of $5,531, deferred organization costs of $205 and franchise agreement expenses of $4,270 (each net of amortization) resulting from prior acquisitions by AmeriKing, Inc. See the "Prospectus Summary" and "Business-Business Strategy" sections of the AmeriKing Registration Statement for a discussion of AmeriKing's acquisitions.









<F4> Includes current portion of long-term debt of $12,126 as of
April 1, 1996. Management expects to refinance on a long-term basis all but $121 of the current portion of long-term debt.

<F5> Includes long-term debt of $115,812 (net of the current portion of long-term debt) and capitalized leases of $149 (net of the current portion of capitalized leases).

<F6> As of April 1, 1996, AmeriKing had 7,501 shares of preferred stock, $.01 par value per share, outstanding. For a description of AmeriKing's preferred stock as of January 1, 1996, see AmeriKing's fiscal 1995 Consolidated Statement of Stockholders' Equity and Footnote 7 to AmeriKing's fiscal 1995 Notes to Consolidated Financial Statements.

<F7> As of April 1, 1996, AmeriKing had 1,000 shares of common stock,
$.01 par value per share, outstanding. For a description of AmeriKing's common stock as of January 1, 1996, see AmeriKing's fiscal 1995
Consolidated Statement of Stockholders' Equity and Footnote 7 of
AmeriKing's fiscal 1995 Consolidated Financial Statements.

<F8> Consists of $7,600 of additional paid in capital and $754 of retained earnings.

<F9> AmeriKing's revenues are derived exclusively from sales generated by its Burger King restaurants.

<F10> Consists of $2,742 of interest expense and $224 of amortization of deferred costs during fiscal 1995.

<F11> Earnings per share (before recapitalization) for the period ended
April 1, 1996 were $(389). For information on AmeriKing's earnings per share for the period ended April 1, 1996, see AmeriKing's consolidated financial statements for the period ended April 1, 1996. For a description of AmeriKing's recapitalization, see AmeriKing's Registration Statement, "Description of Capital Stock-The Recapitalization".

<F12> Earnings per share on a fully diluted basis (before recapitalization)
for the period ended April 1, 1996 were $(346). Assumes the exchange of all outstanding warrants as of April 1, 1996 into 112.36 shares of AmeriKing common stock, and the conversion of all outstanding options as of April 1, 1996 into 11.24 shares of AmeriKing common stock. For a description of AmeriKing's outstanding warrants and options, see AmeriKing's Registration Statement "Principal and Selling Stockholders". For a description of AmeriKing's recapitalization, see AmeriKing's Registration Statement "Description of Capital Stock-The Recapitalization".
